Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110426, 333-67808 and 333-90984) and Form
      S-8 (Nos. 333-31930 and 333-60984) of Ultralife Batteries, Inc. of our report dated February 4, 2004, except for the first paragraph of Note 13, as to which the date is March 1, 2004, relating to the financial statements as of December 31, 2003 and 2002, and June 30, 2002 and for the year ended December 31, 2003, the six months ended December 31, 2002, and the year ended June 30, 2002, which appears in this Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2003, except for the first paragraph of Note 13, as to which the date is March 1, 2004, relating to the financial statement schedule as of December 31, 2003 and 2002, and June 30, 2002 and for the year ended December 31, 2003, the six months ended December 31, 2002, and the year ended June 30, 2002, which appears in this Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
March 11, 2004


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